Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of Confederate Motors, Inc. (fka French Peak Resources, Inc.)  (the “Company”) on Form 10-K for the year ending November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ruth Shepley, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-K for the year ending November 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ending November 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Confederate Motors, Inc.

Date: February 10, 2009

By: /s/ Ruth Shepley
Ruth Shepley
President, Chief Executive Officer,
Chairman of Board of Directors